newsrelease
CTS CORPORATION  Elkhart, Indiana 46514      574-523-3800

October 3, 2013
FOR RELEASE:  Immediately

CTS CORPORATION ANNOUNCES SALE OF EMS BUSINESS AS PART OF
ITS STRATEGY TO SIMPLIFY, FOCUS AND DRIVE PROFITABLE GROWTH

Company to Pursue Core Market Expansion Opportunities
in Components and Sensors

Electronics Manufacturing Solutions Business Acquired by
Benchmark for $75 Million in Cash

Elkhart, IN . . . CTS Corporation (NYSE: CTS) today announced that it has entered into a definitive agreement with Benchmark Electronics, Inc. under which Benchmark has acquired CTS’ Electronics Manufacturing Solutions (EMS) business for $75 million in cash. Included are five manufacturing facilities located in Moorpark, CA, Londonderry, NH, Bangkok, Thailand, Matamoros, Mexico, and San Jose, CA and approximately 1,000 employees. The transaction sharpens CTS’ focus on its Components and Sensors business, and provides additional capital to drive growth and enhance shareholder value.

“Since I joined CTS in January, I have been working closely with the Board of Directors to evaluate the Company's portfolio in order to ensure alignment with our core vision and business strategies,” said Kieran O’Sullivan, CEO.  “By sharpening our focus on our strengths in Components and Sensors businesses through this transaction, CTS will be better positioned to meet the evolving needs of our customers, increase margins by introducing new value-added products, and grow in attractive adjacencies.  We are excited about this opportunity to simplify CTS, focus on our core strengths, and drive profitable growth.”

“The transaction increases our financial flexibility to fund organic growth in our higher margin businesses, and consider value-enhancing external opportunities,” Mr. O’Sullivan added. “It also permits us to evaluate additional options to return cash to shareholders, which we expect to evaluate in the near term.”

Mr. O’Sullivan continued, “This transaction also is the right long-term strategic move for our EMS customers and employees. We have the highest regard for the dedicated EMS employees and are confident they are a welcome addition to the Benchmark team.  As part of Benchmark, a company dedicated to providing electronics manufacturing services, the EMS business will have better scale and footprint to meet the needs of customers around the world. We are working closely with Benchmark on a smooth transition.”

“As part of our previously announced company-wide strategic evaluation, we will continue to right size our global manufacturing footprint and evaluate ways to streamline the business and reduce costs,” Mr. O’Sullivan concluded.  “While we are focused on improving the Company’s cost structure, the value we expect to create will primarily be driven by growth and innovation.  We remain committed to investing in engineering research and development. CTS is a strong company with outstanding capabilities, employees and customer relationships, and we are excited to move forward with a renewed focus on delivering innovative solutions to our customers.”

CTS will broadcast a live conference call to discuss the transaction at 1:00 PM (EDT) on October 3, 2013.  Those interested in participating may dial 800-230-1085 (612-288-0329, if calling from outside the U.S.). No access code is needed and a web meeting will also be available as follows:  https://www.webmeeting.att.com.  Meeting number is 5114686455 and the participant code is 454771.

The first time you use the Web Meeting Service, you will need to download the client software.  Web Meeting HELP & Software Downloads can be found at:  https://www.webmeeting.att.com.

There will be a replay of the conference call from 4:00 p.m. (EDT) on Thursday, October 3, 2013 through 11:59 p.m. (EDT) on Thursday, October 10, 2013.  The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.).  The access code is 304658.

About CTS
CTS is a leading designer and manufacturer of electronic components and sensors and a provider of services to OEMs in the automotive, communications, medical, defense and aerospace, industrial and computer markets. CTS manufactures products in North America, Europe and Asia. CTS' stock is traded on the NYSE under the ticker symbol "CTS.”

Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Examples of factors that may affect future operating results and financial condition include, but are not limited to: changes in the economy generally and in respect to the businesses in which CTS operates; unanticipated issues in integrating acquisitions; the results of actions to reposition our businesses; rapid technological change; general market conditions in the automotive, communications, and computer industries, as well as conditions in the industrial, defense and aerospace, and medical markets; reliance on key customers; unanticipated natural disasters or other events; the ability to protect our intellectual property; pricing pressures and demand for our products; and risks associated with our international operations, including trade and tariff barriers, exchange rates and political and geopolitical risks. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1.A of the Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.

CONTACT:

Investors Thomas Kroll Vice President & Chief Financial Officer CTS Corporation 574-523-3800	Media Andrew Siegel / Meaghan Repko Joele Frank, Wilkinson Brimmer Katcher 212-355-4449